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                                                                   EXHIBIT 10(g)

                          THE SHERWIN-WILLIAMS COMPANY
                          ----------------------------

                   KEY MANAGEMENT DEFERRED COMPENSATION PLAN
                   -----------------------------------------

                        (1994 AMENDMENT AND RESTATEMENT)

         The Sherwin-Williams Company, an Ohio corporation, hereby amends and restates in its entirety, effective as of January 1, 1994, The Sherwin-Williams Company Key Management Deferred Compensation Plan (the "Plan"), which was originally established effective January 1, 1980. All deferred compensation credited to a Participant's account under this Plan or any predecessor plan shall continue to be governed by the terms and conditions of this Plan or the predecessor plan, as applicable, as such plan was in effect at the time such deferred compensation was credited.

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------
         As used herein, the following words and phrases shall have the respective meanings set forth below unless a different meaning is plainly required by the context:
         (1)     ACCOUNT(S).  The account or accounts established and
                 maintained by the Committee (or the person, group or entity designated by the Committee) to record a Participant's interest in the Plan as set forth in Section 4.01.
         (2) AWARD DATE. The date on which a Participant would have otherwise received a salary payment or Incentive Award but for an election to defer such salary or Incentive Award made pursuant to Article III of the Plan.
         (3) BENEFICIARY(IES). Any person or persons designated in accordance with the provisions of Article VI.
         (4)     BOARD.  The Board of Directors of the Company.
         (5) COMMITTEE. The committee which administers the Plan as provided for in Article IX.
         (6)     COMMON STOCK.  The common stock of the Company, par value
                 $1.00 per share.
         (7) COMPANY. The Sherwin-Williams Company, a corporation duly organized and existing under the laws of the State of Ohio, and its successors and assigns.
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         (8)     DEFERRED CASH ACCRUAL ACCOUNT.  The Account established and maintained for a Participant with respect to any amounts of Deferred Compensation which are to be so invested pursuant to
                 Article IV.
         (9) DEFERRED COMPENSATION. The amount of a Participant's salary and/or Incentive Award which such Participant elects to defer pursuant to Article III of the Plan.
         (10) DISTRIBUTABLE INTEREST. The balance in a Participant's Accounts on his Settlement Date determined in accordance with
                 Section 5.01.
         (11)    EFFECTIVE DATE.  The effective date of the Plan is January 1,
                 1980.
         (12) ELIGIBLE EMPLOYEE(S). Eligible Employees shall include: (i) certain officers (including officers who are members of the Board of Directors) and other key employees of the Company and
                 (ii) such key employees of any Subsidiary which, with the consent of the Board of Directors of the Company, adopts this Plan by resolution of its Board of Directors.
         (13)    EMPLOYMENT PERIOD.  The period commencing on the later of:
                 (i) the Effective Date of this Plan or (ii) the Participant's employment date, and ending on the Participant's Settlement Date.
         (14) FAIR MARKET VALUE. The value determined with respect to Common Stock on the applicable date, in accordance with the following:
                 (a) If the Common Stock is quoted on an established securities market, the closing price of Common Stock on such established securities market on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which there were such sales; or

                 (b) If the Common Stock is not quoted on an established securities market, the fair market value determined by an independent appraiser in accordance with regulations prescribed by the Secretary of the Treasury.
         (15)    INCENTIVE AWARD.  A bonus award granted under an Incentive
                 Plan.
         (16) INCENTIVE PLAN. Any employee bonus program maintained by The Sherwin-Williams Company or a Subsidiary pursuant to which Incentive Awards are granted in connection with the achievement of certain performance related goals.





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         (17)    PLAN.  The Sherwin-Williams Company Key Management Deferred
                 Compensation Plan, as amended from time-to-time.
         (18) PARTICIPANT. Any person so designated in accordance with the provisions of Article II.
         (19) PLAN YEAR. The twelve (12) consecutive month period commencing January 1 of any year and ending December 31 of the same year.
         (20) SETTLEMENT DATE. The date on which a Participant ceases to receive salary payments from the Company and every Subsidiary by reason of permanent termination of employment.
         (21) SHADOW STOCK. A unit of measure equivalent to one share of Common Stock.
         (22) SHADOW STOCK ACCOUNT. The Account established and maintained for a Participant with respect to any amounts of Deferred Compensation which the Participant elects to be so invested pursuant to Article IV.
         (23) SUBSIDIARY. Any corporation in which the Company owns, directly or indirectly, a majority of the outstanding voting stock.
         (24)    TRUST.  The trust fund established pursuant to Section 8.1.
         (25)    VALUATION DATE.  The last business day of each calendar month.

                                 ARTICLE II

                                PARTICIPATION
                                -------------
         Participation in the Plan is voluntary.   An Eligible Employee shall
become a Participant in the Plan as of the first Plan Year for which such Eligible Employee is so designated by the Committee, in its sole discretion, and such Eligible Employee elects, pursuant to Article III hereof, to defer salary and/or an Incentive Award to the Plan. Once an Eligible Employee becomes a Participant, he shall remain a Participant (regardless of whether he elects to defer further salary or Incentive Awards in future Plan Years) until the later of: (i) his Settlement Date or (ii) the date of his final payment if the Participant elects payments over a period of years pursuant to Article V.





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                                  ARTICLE III

           ELECTION TO DEFER COMPENSATION AND/OR INCENTIVE AWARDS
           ------------------------------------------------------
3.01 ELECTION TO DEFER. For each Plan Year or portion thereof during the Employment Period, a Participant may elect (subject to the limitations set forth herein) to defer (i) a portion of his salary not to exceed 25% per Plan Year and/or (ii) all or a portion of the Participant's Incentive Award to be paid in such Plan Year, as the Participant may determine, with respect to such Plan Year.
3.02 TIME OF ELECTION. An election to defer any portion of a Participant's salary for a particular Plan Year and/or Incentive Award to be paid in a particular Plan Year pursuant to Section 3.01 must be made by the Participant at the time and in the manner specified by the Committee; provided, however, that each such election must be made prior to the beginning of the particular Plan Year to which it applies. Notwithstanding the foregoing, an individual who initially qualifies as a Participant by reason of either (i) being a newly hired employee; or (ii) promotion, may elect to defer salary and/or an Incentive Award (provided such Incentive Award has not yet been determined as of the date of his election to defer pursuant to Section 3.01) by making such election within thirty (30) days of such qualification.

                                 ARTICLE IV

                                  ACCOUNTS
                                  --------
4.01 ESTABLISHMENT OF ACCOUNTS. The Committee shall establish and maintain the following Accounts, in the form of special ledger accounts, which shall reflect the interest, and any increases or decreases thereto, of each Participant in the Plan:
         (a) DEFERRED CASH ACCRUAL ACCOUNT. The Deferred Cash Accrual Account shall accrue interest computed using the base lending rate of interest as announced by Society National Bank, Cleveland, Ohio, or its successor, in effect on the Valuation Date immediately preceding the month for which interest is accrued. The interest shall be computed on the "average balance" of the Deferred Cash Accrual Account for such month. The "average balance" shall be determined by averaging the beginning and ending balance of the Deferred Cash Accrual Account for such month.





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         (b)     SHADOW STOCK ACCOUNT.  The Shadow Stock Account shall be
                 credited with a quantity of Shadow Stock units and fractions thereof (to the nearest thousandths) equal to the amount of Common Stock that could have been purchased with the amount of the Participant's Deferred Compensation credited to the Shadow Stock Account on the Valuation Date based on the Fair Market Value of Common Stock on such Valuation Date. There will be credited to the Shadow Stock Account amounts equal to the cash dividends, and other distributions, paid on shares of issued and outstanding Common Stock represented by the Shadow Stock Account which Participants would have received had they been a record owner of the number of shares of Common Stock equal to the amount of Shadow Stock in the Shadow Stock Account at the time of payment of such cash dividends or other distributions. The amounts credited to the Shadow Stock Account shall be converted to a quantity of Shadow Stock units and fractions thereof (to the nearest thousandths) that could have been purchased with the dividends or other distributions based on the Fair Market Value of Common Stock on the date of payment of such dividends or other distributions.
4.02 INVESTMENT DIRECTIONS OF PARTICIPANTS. Subject to such limitations as may from time-to-time be required by law, or contained elsewhere in the Plan, each Participant may direct the Company, prior to the Plan Year for which such direction is to become effective, as to how his Deferred Compensation should be allocated between the Shadow Stock Account and the Deferred Cash Accrual Account. A Participant's investment direction shall designate the percentage of his Deferred Compensation which is to be invested in each Account. A Participant's investment direction is irrevocable with respect to his Deferred Compensation for the Plan Year and such amounts cannot be transferred between Accounts. If a Participant fails to direct the investment of any of his Deferred Compensation, all such undirected amounts shall be credited to the Participant's Deferred Cash Accrual Account.
4.03 CREDITING OF ACCOUNTS. Each Participant's Accounts shall be credited on each Award Date with an amount equal to that portion of his salary and/or Incentive Award, if any, in accordance with his investment directions pursuant to Section 4.02.





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                                  ARTICLE V

                             PAYMENT OF BENEFITS
                             -------------------
5.01 DETERMINING DISTRIBUTABLE INTEREST. A Participant's Distributable Interest shall be sum of:
         (a) an amount equal to the sum of the Fair Market Value of the units of Shadow Stock allocated to his Shadow Stock Account as of the Participant's Settlement Date; and

         (b) the total amount allocated to his Deferred Cash Accrual Account as of the Participant's Settlement Date.
5.02 TRANSFER OF ACCOUNT BALANCE. Upon a Participant's Settlement Date, the balance, if any, of his Shadow Stock Account shall be credited to his Deferred Cash Accrual Account and his Shadow Stock Account charged accordingly.
5.03     ENTITLEMENT TO BENEFITS.
         (a) If a Participant's Settlement Date occurs by reason of his termination of employment for any reason other than his death, his Distributable Interest determined in accordance with
                 Section 5.01 shall be distributed to the Participant.
         (b) If a Participant's Settlement Date occurs by reason of the Participant's death, his Distributable Interest determined in accordance with Section 5.01 shall be distributed to the Participant's designated Beneficiary or as otherwise provided in Section 5.07.
5.04     FORMS OF DISTRIBUTION.
         (a) A Participant may elect the form of distribution in which the Participant's Distributable Interest will be paid to such Participant or his Beneficiary, and may revoke such election and make a new election, at any time prior to the Participant's Settlement Date. A Participant's Distributable Interest shall be distributed (to the Participant or his Beneficiary), in either of the following forms, as may be elected by the Participant in accordance with this Subsection 5.04:
                 (i)      a lump sum cash distribution; or





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                 (ii)     substantially equal cash installments, over a period
                          not exceeding ten years;
         provided, however, if as of the Participant's Settlement Date the Participant has not elected a form of distribution, the Participant's Distributable Interest shall be automatically paid to the Participant or Beneficiary in a lump sum cash distribution. Amounts held pending distribution pursuant to this Section 5.04 shall continue to be credited with interest in accordance with the provisions of Section 4.01(a). The payment of such Distributable Interest shall be made, or shall commence, as soon as reasonably practicable following the end of the calendar month in which occurs the Participant's Settlement Date.
5.05 HARDSHIP DISTRIBUTIONS. Upon thirty (30) days prior written application, a Participant may be permitted to make a lump sum withdrawal in cash from his Accounts prior to attaining his Settlement Date in accordance with the following rules:
         (a) An application for approval of such a withdrawal shall be made in writing on a form provided for such purpose by the Committee.
         (b) Withdrawals shall be approved only for an Unforeseeable Emergency. An "Unforeseeable Emergency" is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of an event beyond the control of the Participant. Unforeseeable Emergencies shall not include obtaining funds to send a Participant's child to college or to purchase a home.
         (c) Withdrawals of amounts because of Unforeseeable Emergency are limited to the amount reasonably necessary to satisfy the need.
         (d) Withdrawal shall not be permitted to the extent that such hardship is or may be relieved through any of the following means:

                 (i) Through reimbursement or compensation by insurance or otherwise;





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                 (ii)     By liquidation of the Participant's assets to the
                          extent the liquidation of such assets would not itself cause severe financial hardship; or
                 (iii)    By cessation of deferrals under the Plan.
5.06 DISABILITY DISTRIBUTIONS. Upon thirty (30) days prior written application, a Participant may be permitted to receive a complete distribution in cash from his Accounts in one of the forms permitted by Section 5.04 prior to attaining his Settlement Date in accordance with the following rules:
         (a) An application for approval of such Disability distribution shall be made in writing on a form provided for such purpose by the Committee.
         (b) Distribution shall be approved only in the event the Participant has a Total and Permanent Disability. For purposes of this Section 5.06(a), Total and Permanent Disability shall mean a physical or mental condition that, in the sole discretion of the Committee, renders the Participant totally and permanently unable to perform the duties and obligations of such Participant's position for a consecutive period of twenty-six (26) weeks. The Committee shall have the right to request such information supporting a Participant's claim for a Total and Permanent Disability distribution as the Committee shall deem necessary, including, but not limited to, a physician's statement of disability, in such form as the Committee may provide.
5.07 DEATH PRIOR TO COMPLETE DISTRIBUTION. If a Participant or Beneficiary dies before receiving a complete distribution of his Distributable Interest under the Plan under any of the following circumstances:
         (a)     without designating a Beneficiary therefor;
         (b) if there is no designated Beneficiary living upon the death of a Participant; or
         (c) if all such designated Beneficiaries die prior to the full distribution of his interest; then the undistributed balance of such Distributable Interest shall be distributed to the Participant or Beneficiary's surviving spouse, if any, and if there is no surviving spouse, then to the Participant or Beneficiary's estate in the manner and such one or combination of the ways set forth in Section 5.04 as the Committee, in its sole discretion, shall determine.





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5.08     FORFEITURE OF BENEFITS.  Notwithstanding anything in the Plan to the contrary, all rights to participate and all rights to any benefit hereunder shall immediately terminate and become null and void in the event the Committee shall determine that the Participant was involved in:

         (a) theft, embezzlement or unauthorized appropriation of Company property or the willful destruction of Company property, or
         (b)     fraud against the Company.
5.09 FACILITY OF PAYMENT. Whenever and as often as any person entitled to payments hereunder shall be determined by the Committee, in its sole discretion, to be physically, mentally or legally incompetent or otherwise unable to apply such payments to his own best interest and advantage, the Committee, in its sole discretion, may direct all or any portion of such payments to be made in any one or more of the following ways: (i) directly to such person; (ii) to his legal guardian or representative; or (iii) to his spouse or to any other person responsible for the maintenance of such Participant, to be expended for his benefit. The decision of the Committee shall in each case be final and binding upon all persons in interest and neither the Company nor the Committee shall be under any duty to see to the proper application of such funds.
5.10 NOTICE. Each Participant and each Beneficiary of a deceased Participant shall file with the Committee from time-to-time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to such person at his last post office address filed with the Committee, or if no such address was filed with the Committee, then at his last post office address as shown in the Company's records, if any, shall be binding on such person for all purposes of the Plan, and neither the Company nor the Committee shall be obligated to search for or ascertain the whereabouts of any Participant, former Participant or beneficiary.
5.11 MISSING PARTICIPANTS/BENEFICIARIES. If all or any part of the interest of any Participant, former Participant or Beneficiary becomes distributable hereunder and the whereabouts of such Participant, former Participant or Beneficiary is then unknown to the Committee





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         and the Committee fails to receive a claim for such distribution from the person entitled thereto or from any other person validly acting in his behalf within one (1) year thereafter, then such distribution may, in the discretion of the Committee, be disposed of as follows:
         (1) If the whereabouts of the person next entitled thereto is known to the Committee, or is disclosed to the Committee within a period of two (2) years thereafter, distribution may be made as though such Participant or Beneficiary had died at the end of said one (1) year period;
         (2) If the Committee is unable to complete distribution in the manner provided in paragraph (1) of this Section 5.11, but the whereabouts of one or more of the next of kin or surviving spouse of the Participant or former Participant whose interest hereunder is subject to distribution is known to the Committee, then distribution of such Distributable Interest then remaining undistributed hereunder may be made to any one or more or all of such next of kin and surviving spouse, and in such proportions, as the Committee determines;
         (3) If the Committee is unable to complete distribution pursuant to the provisions of either paragraph (1) or paragraph (2) of this Section 5.11 within the time limit therein designated, then at the end of the three (3) year period therein referred to the interest of such Participant or former Participant then remaining undistributed will be cancelled and no further payments with respect thereto will be made.
         If the last post office address of a Participant or Beneficiary, whose interest is subject to distribution by the terms of this Section 5.11 is known to the Committee, then the Committee will notify such person of any action contemplated by it pursuant to this Section 5.11, by letter addressed to him at such last known address.

                                 ARTICLE VI

                                BENEFICIARIES
                                -------------
6.01 DESIGNATION OF BENEFICIARIES. A Participant may, by instrument in writing executed and delivered to the Committee during his lifetime, designate a Beneficiary or Beneficiaries to whom his Distributable Interest under the Plan shall be distributed in the event of his death prior to the full receipt of his interest under this Plan, and he may designate the





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         proportions to be distributed to each such Beneficiary if more than one Beneficiary is designated. Any such designation may be revoked or changed by the Participant at any time and from time-to-time, by similar instrument in writing delivered as aforesaid.
6.02 ASSUMPTION OF DEATH. If the Committee, after reasonable inquiry, is unable within one (1) year to determine whether any Beneficiary did in fact survive the event that entitled him to receive distribution of any sum hereunder, it shall be conclusively presumed that such Beneficiary did in fact die prior to such event.

                                 ARTICLE VII

                             RIGHTS TO PAYMENTS
                             ------------------
         Neither a Participant nor a beneficiary hereunder or personal representative of either shall under any circumstances have any option or right to require payments hereunder otherwise than in accordance with the terms hereof or have any rights in or to the amounts in the Accounts except as specifically provided herein. The amounts in the Accounts shall remain the sole property of the Company unless and until required to be distributed in accordance with the provisions of the Plan, and shall not constitute a trust or be deemed to be held in trust for the benefit of any Participant or Beneficiary hereunder or any of their personal representatives.

                                ARTICLE VIII

                                  THE TRUST
                                  ---------
8.1. ESTABLISHMENT OF TRUST. The Company has established an irrevocable trust fund for the purpose of providing a source from which to pay benefits under the Plan; provided, however, that the Trust is at all times subject to the claims of the Company's creditors in the event of the Company's insolvency or bankruptcy.
8.2 CONTRIBUTIONS TO THE TRUST. Contributions shall be made to the Trust in one or more installments during the Plan Year or as soon as practicable after the close of the Plan Year, but in no event later than ninety (90) days after the close of the Plan Year. An amount equal to the interest, earnings and appreciation of Shadow Stock shall be contributed to the Trust before the end of the calendar quarter immediately following the calendar quarter in which such interest, earnings and appreciation were credited in accordance with the terms of the Plan.





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8.03     SPENDTHRIFT PROVISION.  Although amounts held in the Trust are held subject to the claims of the Company's creditors in the event of the Company's insolvency or bankruptcy, no amount payable to a Participant or Beneficiary under the Plan will be subject in any manner to anticipation, alienation, attachment, garnishment, sale , transfer, assignment (either at law or in equity), levy, executions, pledge, encumbrance, charge or any other legal or equitable process by a Participant or Beneficiary, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. However, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery by the Plan of overpayment of benefits previously made to a Participant, or (iii) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

                                  ARTICLE IX

                                  COMMITTEE
                                  ---------
9.01 COMPOSITION OF COMMITTEE. This Plan shall be administered by a Committee composed of not less than three (3) members of the Board, as shall from time-to-time be duly appointed by the Board and who shall each thereafter serve, without compensation, until death, resignation or removal from such office. Any member of the Committee may resign at any time by notice in writing to the Company, and to the remaining members of the Committee. The Board may remove any member of the Committee at any time by written notice to him and to the remaining members of the Committee. In the event of the resignation, removal, death, inability or failure to act or continue to act of any member of the Committee at any time, a successor to such Member shall be appointed. It is the intention of the Company that there shall be at all times at least three Committee members acting hereunder, and that all vacancies shall be filled promptly. Nevertheless, in the event of and during any such vacancy, the remaining Committee members or member shall have and may exercise all powers of the Committee.





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9.02     POWERS AND DUTIES OF COMMITTEE.  Except as otherwise expressly provided in this Plan, the Committee shall have the full power and authority, within the limits provided by the Plan:
         (a) to construe the Plan and determine all questions arising in the administration of the Plan, including the power to determine the rights or eligibility of employees and Participants and their beneficiaries, and the amount of their respective interests, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan, and its decisions and actions made in good faith shall be final and binding upon all persons hereunder;
         (b) to adopt such rules and regulations as it may deem reasonably necessary for the proper and efficient administration of the Plan and consistent with its purposes;
         (c) to enforce the Plan, in accordance with its terms and with the rules and regulations adopted by the Committee; and
         (d) to do all other acts which in its judgment are necessary or desirable for the proper and advantageous administration of the Plan.
9.03 COMMITTEE ACTION. The Committee shall act by the vote or concurrence of a majority of its members; but no member who is a Participant shall act on any matter that has particular reference to his own interest hereunder. No member of the Committee shall have any personal liability to anyone, either as such member or as an individual, for anything done or omitted to be done in good faith in carrying out the provisions of this Plan.
9.04 INDEMNIFICATION. In addition to such other rights of indemnification as the Committee members may have as members of the Board or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which the Committee members or any of one or more of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company), or paid by them in satisfaction of a judgment in any such





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         action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross misconduct in his duties; provided that within sixty (60) days after the institution of such action, suit or proceeding, such Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.
                                  ARTICLE X

                         AMENDMENTS AND TERMINATION
                         --------------------------
         The Board may at any time terminate the Plan or may from time-to-time amend any provision hereof in such manner and to such extent as the Board may in its sole discretion deem to be advisable and in the best interest of the Company; provided, that no such amendment shall divest any Participant, former Participant or Beneficiary or diminish his then interest hereunder. In the event the Plan is terminated, the amount of each Participant's Distributable Interest shall be determined in accordance with the provisions of Article V as if such Participant's service with the Company and every Subsidiary had terminated by reason of his termination of employment on the date of such Plan termination. Such interest so determined shall be fully vested in such Participant and shall be immediately distributable to him, or his Beneficiary, as the case may be, in one lump sum in cash.

                                   ARTICLE XI

                               CHANGE OF CONTROL
                               -----------------
         In the event of a Change of Control, the amounts to which Participants are entitled under Section 5.01 of this Plan shall be immediately distributed in a lump sum cash payment to Participants. For purposes of this Plan, a Change of Control shall be deemed to have occurred if:
         (a) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving





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
                 corporation, immediately after the merger, or (ii) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of fifty percent (50%) or more of the assets or earning power of the Company;
         (b) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, hereinafter the "Exchange Act") other than the Company or any employee benefit or stock ownership plan sponsored by the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, shall become the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or
         (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, ceased for any reason to constitute a majority thereof.
         Notwithstanding subsections (a) through (c) above, with respect to the transactions set forth in subsections (a) and (b) above, a Change of Control shall not be deemed to have occurred if any such transaction
         (i) is approved by a vote of at least two-thirds (2/3) of the Board, and (ii) at the time of such vote, at least two-thirds (2/3) of the Board then in office were members of the Board immediately prior to such transaction. Any such approval pursuant to the preceding sentence shall provide that such approval is being given for the purpose of not triggering the benefits under this Plan.

                                 ARTICLE XII

                                MISCELLANEOUS
                                -------------
12.01 EFFECT OF IRS DETERMINATION. Notwithstanding anything in this Plan to the contrary, in the event the Internal Revenue Service rules unfavorably as to the tax consequences of deferrals made under this Plan for any Fiscal Year, the Board may take any such action as it deems necessary or appropriate, including action to restore Participants to substantially the same position they would have enjoyed had this Plan not been effective for such Fiscal Year.
12.02 ENFORCEABILITY. If any provision of this Plan is finally adjudicated by a court of competent jurisdiction as being illegal or unenforceable, this Plan shall be interpreted and administered as though said illegal or unenforceable provisions had been deleted from the Plan.
12.03 CLAIMS PROCEDURE. Any Participant who believes that he is entitled to a benefit under the Plan which he has not received because the Committee has denied the benefit in whole or in part, may file with the Committee a written claim specifying the basis of his complaint and the facts upon which he relies in making such claim. Such claim must be witnessed by the claimant or his authorized representative and shall be deemed filed when received by the Committee. Unless such claim is allowed in total by the Committee, the Committee shall respond in writing to the claimant advising him of the total or partial denial of his claim. Such notice shall include:
         (a)     The reasons for denial of the claim;
         (b) Reference to the provisions of the Plan upon which the denial of the claim was based;
         (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material and information is necessary; and
         (d)     An explanation of the review procedure.
         Within six (6) months after the mailing of such notice of denial, the claimant can appeal such denial by filing with a special review committee appointed by the Committee his written request for the review of said claim. A special review committee shall consist of no less than three (3) disinterested parties to the claimant who are not part of the Committee. If an appeal is so filed within the six (6) month period, the special review committee shall conduct a full and fair review of such claim and mail to the claimant not later than sixty (60) days after receipt of a request for review a written decision of the matter based upon the facts and pertinent provisions of the Plan. Such decision shall state the reason for the decision as well as references to the pertinent Plan provisions in which the decision is based. During the full review, the claimant shall be given the opportunity to review documents that are pertinent to his claim and to submit issues and comments in writing to the special review committee, or, if he requests a hearing, to present his case in person or by an authorized representative at a hearing scheduled by the special review committee. In the event the claimant requests a hearing, the time period for the special review committee to render a decision upon a claim shall be extended from sixty (60) to one hundred twenty (120) days after receipt of request for review.
12.04 DECISIONS INVOLVING OWN BENEFITS. Notwithstanding any other provisions in this Plan, a Participant or Beneficiary, who has decision making or other administrative authority with respect to the Plan may not decide matters affecting his or her own benefits under the Plan as a Participant functioning in such capacity.
12.05 LIMITATIONS ON LIABILITY OF COMPANY. Neither the establishment of the Plan or any modification thereof, or the creation of any fund or account, or the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Company or any officer or employee thereof, except as provided by law or by any Plan provision. The Company does not in any way guarantee the Participant's benefits from loss or depreciation. In no event shall the Company's employees, officers, directors or stockholders be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or fo rthe failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, any contribution thereto or distribution therefrom.

12.06 UNFUNDED PLAN. The Plan is intended to be an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The establishment of the Trust shall not cause this Plan to be deemed funded for the purposes of ERISA. All payments to be made hereunder shall be made in cash from either the Trust or the general revenues and assets of the Company. To the extent that any Participant or other person acquires a right to receive payments under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.
12.07 PAYMENT OF ADMINISTRATIVE EXPENSES. Expenses incurred in the administration and operating of the Plan shall be paid by the Company.

         IN WITNESS WHEREOF, the Company has caused the Plan to be executed effective as of the 1st day of January, 1993.

ATTEST:                               THE SHERWIN-WILLIAMS COMPANY
Diane Hale Hupp                       By:  /s/ Thomas Kroeger
---------------------------                ----------------------------------
                                      Title: Vice President - Human Resources
                                             --------------------------------


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